Exhibit (a)(1)(iii)

Letter of Transmittal

Regarding Shares in Crescent Private Credit Income Corp.

Tendered Pursuant to the Offer to Purchase

Dated August 26, 2026

The Offer and withdrawal rights will expire on September 24, 2026 and this Letter of Transmittal must be received by

the Company’s Transfer Agent, either by mail or by fax, by 11:59 p.m.,

Eastern Time, on September 24, 2026, unless the Offer is extended

Complete this Letter of Transmittal and follow the Transmittal

Instructions included herein

Dear Stockholder:

The undersigned hereby tenders to Crescent Private Credit Income Corp., a closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), and is organized as a Maryland corporation (the “Company”), the shares of common stock in the Company, par value $0.01 per share (“Shares”) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated August 26, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The Tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Company to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Company the Shares or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the Shares or portion thereof tendered hereby and that the Company will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Company may not be required to purchase any of the Shares or portions thereof tendered hereby.

If the Company accepts for purchase the Shares tendered hereby, the purchase price will be paid in cash to the undersigned. The cash payment(s) of the purchase price for the Shares or portion thereof of the undersigned, as described in Section 6 “Purchases and Payment” of the Offer to Purchase, shall be wired to the account from which your subscription funds were debited.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.

Letter of Transmittal

Tendered Pursuant to the Offer to Purchase

Dated August 26, 2026

THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY SS&C TECHNOLOGIES, INC. BY SEPTEMBER 24, 2026

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON SEPTEMBER 24, 2026

UNLESS THE OFFER IS EXTENDED

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

1. Please Mail This Completed Form to: Overnight Mail: CRESCENT PRIVATE CREDIT INCOME CORP. C/O SS&C Technologies, Inc. 801 Pennsylvania Ave, Suite 219725 Kansas City, MO 64105	Regular Mail: CRESCENT PRIVATE CREDIT INCOME CORP. C/O SS&C Technologies, Inc. P.O. Box 219725 Kansas City, MO 64121-9725

2.	Current Subscriber Information (Please print name in which shares are registered)

☐ Class S Shares	☐ Class D Shares	☐ Class I Shares

Registration

Investor Social Security/Taxpayer ID #	Co-Investor Social Security/Taxpayer ID #

Street Address	City	State	ZIP

Crescent Account Number	Home Telephone	Email Address

3.	Amount of Shares in the Company Being Tendered:

☐ Entire amount of Shares

☐ Portion of Shares	$	or	Number of Shares

The undersigned understands and agrees that if the undersigned tenders some but not all of its shares for repurchase, it will be required to maintain a minimum balance of $500 of Crescent Private Credit Income Corp.’s (the “Company”) shares, and that the Company may repurchase all of the shares held by the undersigned at the repurchase price in effect on the date the Company determines that the undersigned has failed to meet the minimum balance. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in the Company’s net asset value. Minimum account repurchases are subject to the early repurchase deduction.

Letter of Transmittal

Tendered Pursuant to the Offer to Purchase

Dated August 26, 2026

THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY SS&C TECHNOLOGIES, INC. BY SEPTEMBER 24, 2026,

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON SEPTEMBER 24, 2026,

UNLESS THE OFFER IS EXTENDED

4.	Odd Lots

As described in Section 3 of the Offer to Purchase, under certain conditions, stockholders holding fewer than 100 Shares (an “odd lot”) who tender (and do not withdraw) all of their Shares (“Odd Lot Holders”) may have their Shares accepted for payment before any pro-rata reduction in the repurchase of other tendered Shares if the Offer to Purchase is oversubscribed. This preference is not available to partial tenders or to beneficial or record holders of 100 or more Shares in the aggregate even if these holders have separate accounts each representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. By checking the appropriate box below, the undersigned certifies that:

☐ The undersigned is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered.

5.	Non-Custodial Payment Instructions

CUSTODIAL ACCOUNTS — REDEMPTION PROCEEDS WILL BE SENT TO THE CUSTODIAN FOR DEPOSIT INTO THE CUSTODIAL ACCOUNT CITED IN YOUR SHAREHOLDER RECORD. CUSTODIAL SIGNATURE REQUIRED.

PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.

If you invest in the Company through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds to the Following:

☐ Deliver All Proceeds to Custodian on Record

☐ Deliver All Proceeds to Bank Account on Record

☐ Deliver All Proceeds to New Bank Instructions (Must complete Part 5 below)

6. New Bank Instructions
(Medallion Signature Guarantee Required if this Part is completed)

Bank Name

ABA Routing Number:

Letter of Transmittal

Tendered Pursuant to the Offer to Purchase

Dated August 26, 2026

THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY SS&C TECHNOLOGIES, INC. BY SEPTEMBER 24, 2026,

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON SEPTEMBER 24, 2026,

UNLESS THE OFFER IS EXTENDED

Name(s) on Bank Account:

Bank Account Number:

7. Signature(s)

Signature of Investor or Trustee	Signature of Co-Investor or Trustee, if applicable	Date

Signature of Authorized Custodian, if applicable

8.	Guarantor: Affix signature guarantee here.	Guarantor: Affix signature guarantee here.	A Medallion Signature Guarantee is required. A notary public is not an acceptable guarantor. If the account is custodian-held, Medallion Signature Guarantee must be completed by the custodian.

A.

THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY WHEN AUTHORIZED SIGNER(S) INSTRUCT THE COMPANY TO SEND TENDER PROCEEDS TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

Crescent Private Credit Income Corp. Contact Information:

Phone: 844.915.0243	Website: crescentprivatecredit.com